Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of SunPower Inc. of our report dated December 16, 2024, relating to the combined financial statements of the SunPower Businesses which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the SunPower Businesses’ ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Atlanta, GA

February 2, 2026